Exhibit 99.1

NEWS

For Immediate Release

Investor Relations: Michael Barkin, (303) 404-1802, mbarkin@vailresorts.com

Media Relations: Kelly Ladyga, (303) 404-1862, kladyga@vailresorts.com

Vail Resorts Acquires Park City Mountain Resort in Park City, Utah

•                  Acquisition settles all litigation and ensures no disruption to future resort operations

•                  Park City Mountain Resort will be added to the Epic Pass for the 2014-2015 ski season

•                  Company intends to connect PCMR and Canyons for the 2015-2016 ski season to create the largest single ski resort in the United States with 7,000 skiable acres, subject to regulatory approvals

BROOMFIELD, Colo.—Sept. 11, 2014—Vail Resorts, Inc. (NYSE: MTN) today announced that the Company has acquired Park City Mountain Resort (PCMR) from Powdr Corp. for $182.5 million in cash, subject to certain post-closing adjustments. The acquisition includes all of the assets of Greater Park City Company (GPCC), the land used for ski terrain at the resort held by Ian Cumming, and certain base parking lands owned by Powdr Development Corp., which have approved zoning for approximately 687,000 square feet of residential and commercial development. The acquisition does not include the Gorgoza tubing operation, located approximately 10 miles from the resort, which will be retained by Powdr Corp.

With the acquisition, all aspects of the previously disclosed litigation with respect to PCMR have been settled and this dispute will no longer pose any future threat to disrupt the operation of the resort.

“First and foremost, we are very pleased to bring a permanent end to this dispute and provide assurance to the guests and employees of PCMR, and to everyone in the Park City community, that they no longer have to worry about any disruption to the operation of the Resort. This has been a difficult period for everyone involved and I commend John Cumming and Powdr Corp. for helping to find a solution to this situation,” said Rob Katz, chairman and chief executive officer of Vail Resorts.

“Park City Mountain Resort is one of the most spectacular mountain resorts and iconic brands in the ski industry and I am proud to have the resort become a part of Vail Resorts. The acquisition will allow us to immediately bring Park City Mountain Resort onto the Epic Pass, which will now offer skiers from across the country and around the world access to 22 resorts, including Canyons in Park City, Utah; Vail, Beaver Creek, Breckenridge and Keystone in Colorado; and Heavenly, Northstar and Kirkwood in Tahoe. We look forward to working collaboratively with the entire Park City community, as well as city and county officials, as we chart the future for the resort, including how we can best bring the Canyons and Park City ski experiences together to create the largest mountain resort in the United States,” he added.

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PCMR ACQUISITION

Blaise Carrig, president of Vail Resorts, will act as interim chief operating officer for the resort.

“We understand that this acquisition represents a change for all of the employees of PCMR and I look forward to working with everyone on the PCMR team as we develop a vision for the future of the resort,” said Carrig.

Mountain operations of PCMR and Canyons will remain separate for the 2014-2015 ski season. However, the Epic Pass and Epic Local Pass will be valid at PCMR. All PCMR passes for the 2014-2015 ski season will continue to be honored and can be exchanged or upgraded for a season pass that will also be valid at Canyons. The majority of all lift tickets sold at either resort will be valid at both PCMR and Canyons.

The Company also announced that due to the acquisition of PCMR, it expects $35 million in incremental EBITDA in Fiscal Year 2015, excluding any transaction and transition costs. The Company anticipates additional contributions from the acquisition in future years, particularly after it can connect the experience of the two resorts together. The Company expects the acquisition to provide significant tax benefits over the next 15 years, including an average of approximately $12 million in additional annual taxable depreciation and amortization expense through Fiscal 2021. The Company will be making additional comments on PCMR and the Company’s outlook in its 2014 fiscal year-end investor conference call on Sept. 24.

Park City Mountain Resort offers terrain for every type of skier and snowboarder, from perfectly manicured groomers to powder-filled bowls and some of the industry’s most progressive terrain parks and half pipes. Located in the heart of historic Park City, Utah—one of the country’s greatest ski towns—PCMR was named the fifth best resort in North America by readers of SKI Magazine in 2014. The mountain resort’s 16 lifts serve 114 runs, nine powder-filled bowls, four terrain parks and two half pipes. The mountain also offers many summer adventures including one of the world’s longest alpine slides, a nearly 4,000-foot long alpine coaster, zip lines and more than 70 miles of hiking and biking trails. Together with Canyons, the combined resort will offer over 7,000 acres of skiing and will be the largest ski resort in the United States.

About Vail Resorts, Inc. (NYSE: MTN)

Vail Resorts, Inc., through its subsidiaries, is the leading mountain resort operator in the United States. The Company’s subsidiaries operate the mountain resorts of Vail, Beaver Creek, Breckenridge and Keystone in Colorado; Heavenly, Northstar and Kirkwood in the Lake Tahoe area of California and Nevada; Park City Mountain Resort and Canyons in Park City, Utah; Afton Alps in Minnesota and Mt. Brighton in Michigan; and the Grand Teton Lodge Company in Jackson Hole, Wyoming. The Company’s subsidiary, RockResorts, a luxury resort hotel company, manages casually elegant properties. Vail Resorts Development Company is the real estate planning, development and construction subsidiary of Vail Resorts, Inc. Vail Resorts is a publicly held company traded on the New York Stock Exchange (NYSE: MTN). The Vail Resorts company website is www.vailresorts.com and consumer website is www.snow.com.

Forward-Looking Statements

Statements in this news release, other than statements of historical information, are forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include but are not limited to prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries; unfavorable weather conditions or natural disasters; adverse events that occur during our peak operating periods combined with the seasonality of our business; competition in our mountain and lodging businesses; our ability to grow our resort and real estate operations; our ability to successfully initiate, complete, and sell, new real estate development projects and achieve the anticipated financial benefits from such projects; further adverse changes in real estate markets; continued volatility in credit markets; our ability to obtain financing on terms acceptable to us to finance our real estate development, capital expenditures and growth strategy; our reliance on government permits or approvals for our use of Federal land or to make operational and capital improvements; demand for planned summer activities and our ability to successfully obtain necessary approvals and construct the planned improvements; adverse consequences of current or future legal claims; our ability to hire and retain a sufficient seasonal workforce; willingness of our guests to travel due to terrorism, the uncertainty of military conflicts or outbreaks of contagious diseases, and the cost and availability of travel options; negative publicity which diminishes the value of our brands; our ability to integrate and successfully realize anticipated benefits from Park City Mountain Resort and the lease of Canyons Resort operations or future acquisitions; the outcome of our plans to connect with the ski terrain of Park City Mountain Resort and Canyons Resort; implications arising from new Financial Accounting Standards Board (“FASB”)/governmental legislation, rulings or interpretations; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2013.

All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements in this news release are made as of the date hereof and we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.

Statement Concerning Non-GAAP Financial Measures

This news release includes the estimated incremental Resort Reported EBITDA impact from the Park City Mountain Resort. Resort Reported EBITDA, which represents the sum of Mountain and Lodging Reported EBITDA, is a non-GAAP financial measure used by the Company, which we define as segment net revenue less segment operating expense plus or minus segment equity investment income or loss. Resort Reported EBITDA may not be comparable to similarly titled measures of other companies and should not be considered in isolation or an alternative to, or substitute for, measures of financial performance or liquidity prepared in accordance with GAAP. We refer you to the Company’s periodic reports filed with the SEC for further information regarding the Company’s use of this Non-GAAP financial measure and a reconciliation of the Company’s historical Resort Reported EBITDA to its GAAP results.

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